United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 21, 2024

Date of Report (Date of earliest event reported)

Genesis Growth Tech Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41138	98-1601264
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 S. Walnut Street, Unit 1A Itasca, Illinois	6052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +41786079901

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, Par value $0.0001 per share	OTCPK:GGAAF	N/A
Warrants	OTCPK:GGAAWF	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submissions of Matters to a Vote of Security Holders.

On May 21, 2024, at 10:00 a.m. Eastern Time, Genesis Growth Tech Acquisition Corp. (“Genesis SPAC”) convened an extraordinary general meeting of shareholders (the “EGM”). The EGM was held at the offices of Loeb & Loeb, LLP, 345 Park Avenue, New York, New York, and via teleconference. There were 5,852,011 ordinary shares of Genesis SPAC present at said meeting in person or represented by proxy, which is 91.34% of the total outstanding shares, thereby constituting a quorum. Summarized below are the results of the matters voted on at the EGM.

Proposal One – Business Combination Proposal — To consider and vote upon a proposal to approve, by ordinary resolution under Cayman Islands law, the Contribution and Business Combination Agreement dated November 20, 2023, by and between Genesis SPAC and Genesis Growth Tech LLC.

Approval of the Business Combination Proposal required the affirmative vote of at least a majority of the votes cast by the holders of the issued and outstanding Genesis SPAC Ordinary Shares. The Business Combination Proposal received the following votes:

For	% of Votes Cast	Against	% of Votes Cast	Abstain	% of Votes Cast	Broker Non-Vote
5,850,844	99.98%	1,167	.02%	0	0.00%	0

The proposal was approved.

Proposal Two – Name Change Proposal - To consider and vote upon a proposal to approve, by special resolution under Cayman Islands law, the change of name of Genesis SPAC to “NeuroMind AI Corp.”

Approval of the Name Change Proposal required the affirmative vote of at least two- thirds majority of the votes cast by the holders of the issued and outstanding Genesis SPAC Ordinary Shares. The Name Change Proposal received the following votes:

For	% of Votes Cast	Against	% of Votes Cast	Abstain	% of Votes Cast	Broker Non-Vote
5,850,844	99.98%	1,167	.02%	0	0.00%	0

The proposal was approved.

Proposal Three – Charter Amendment Proposal – To consider and vote upon a proposal to approve, by special resolution under Cayman Islands law, to adopt the amended and restated memorandum and articles of association of Genesis SPAC in substitution for the existing memorandum and articles of association of Genesis SPAC.

Approval of the Charter Amendment Proposal required the affirmative vote of at least two-thirds majority of the votes cast by the holders of the issued and outstanding Genesis SPAC Ordinary Shares. The Charter Amendment Proposal received the following votes:

For	% of Votes Cast	Against	% of Votes Cast	Abstain	% of Votes Cast	Broker Non-Vote
5,850,844	99.98%	1,167	.02%	0	0.00%	0

The proposal was approved.

Proposal Four –Adjournment Proposal – To consider and vote upon a proposal to approve, by ordinary resolution under Cayman Islands law, and allow the chairman of the EGM to adjourn the EGM to a later date or dates, if necessary, for the absence of a quorum, to solicit additional proxies from Genesis SPAC shareholders to approve one or more proposals at the Shareholder EGM or to ensure that any supplement or amendment to the accompanying proxy statement is timely provided to Genesis SPAC shareholders.

Approval of the Adjournment Proposal required the affirmative vote of at least a majority of the votes cast by the holders of the issued and outstanding Genesis SPAC Ordinary Shares. The Adjournment Proposal received the following votes:

For	% of Shares Present	Against	% of Shares Present	Abstain	% of Shares Present	Broker Non-Vote
5,850,844	99.98%	1,167	.02%	0	0.00%	0

Since there were already sufficient votes to approve all other proposals, this proposal was rendered moot and not presented at the EGM.

Item 7.01 Regulation FD Disclosure.

Genesis SPAC shareholders elected to redeem an aggregate of 67,883 ordinary shares in connection with the EGM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2024

GENESIS GROWTH TECH ACQUISITION CORP.

By:	/s/ Eyal Perez
Name:	Eyal Perez
Title:	Chief Executive Officer

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